UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2008

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously reported, on March 5, 2008, Entertainment Distribution Company, Inc. (the “Company”) issued a news release which was included as an exhibit to a Form 8-K filed on such date (the “March 5th release”), that provided preliminary financial results for the quarter and fiscal year ended December 31, 2007.  Subsequently, on March 10, 2008, the Compensation Committee of the Board of Directors for the Company elected to reduce 2007 incentive compensation from the level reflected in the March 5th release, which resulted in a reduction to both Accrued Expense and Other Liabilities and SG&A Expense of $875,000 as of December 31, 2007.  The decision was based on the Compensation Committee’s evaluation of current and expected future market conditions for pre-recorded entertainment products and distribution services.  The effect of this change is to reduce 2007 SG&A Expense by $875,000 and decrease Net Loss by $700,000 after tax, or $0.01 per share, from the unaudited financial statements presented in the March 5th release.  Contemporaneously with the filing of this Form 8-K, the Company is filing its annual report on Form 10-K which includes the audited financial statements reflecting this change from the March 5th release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: March 14, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer